Exhibit 4.11






















                            JANUARY 1999 WAMU SHARES








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                            JANUARY 1999 WAMU SHARES

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                                TABLE OF CONTENTS
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ARTICLE 1. DEFINITIONS............................................................................................3

   1.1   AFFILIATE................................................................................................3
   1.2   BOARD....................................................................................................3
   1.3   COMPANY..................................................................................................3
   1.4   CODE.....................................................................................................3
   1.5   COMMITTEE................................................................................................3
   1.6   DATE OF EXERCISE.........................................................................................3
   1.7   DISABILITY...............................................................................................3
   1.8   EMPLOYEE.................................................................................................3
   1.9   EMPLOYED.................................................................................................3
   1.10  EMPLOYMENT...............................................................................................3
   1.11  EXCHANGE ACT.............................................................................................4
   1.12  FULL-TIME EMPLOYEE.......................................................................................4
   1.13  OPTION...................................................................................................4
   1.14  PART-TIME EMPLOYEE.......................................................................................4
   1.15  PARTICIPANT..............................................................................................4
   1.16  PLAN.....................................................................................................4
   1.17  STOCK....................................................................................................4

ARTICLE 2. PURPOSE OF PLAN........................................................................................4


ARTICLE 3. ADMINISTRATION.........................................................................................4

   3.1   ADMINISTRATION OF PLAN...................................................................................4
   3.2   DISCRETIONARY AUTHORITY OF COMMITTEE.....................................................................5

ARTICLE 4. AUTOMATIC GRANTS TO EMPLOYEES..........................................................................5

   4.1   PARTICIPATION............................................................................................5
   4.2   GRANT....................................................................................................6
   4.3   VESTING OF OPTIONS.......................................................................................6
   4.4   EXPIRATION OF OPTIONS....................................................................................6
   4.5   NO AGREEMENTS............................................................................................7
   4.6   ADDITIONAL GRANTS........................................................................................7

ARTICLE 5. STOCK SUBJECT TO PLAN..................................................................................7

   5.1   SOURCE OF SHARES.........................................................................................7
   5.2   MAXIMUM NUMBER OF SHARES.................................................................................7
   5.3   FORFEITURES..............................................................................................7

ARTICLE 6. EXERCISE OF OPTIONS....................................................................................7

   6.1   EXERCISE PRICE...........................................................................................7
   6.2   RIGHT TO EXERCISE........................................................................................7
   6.3   MAXIMUM EXERCISE PERIOD..................................................................................7
   6.4   NONTRANSFERABILITY.......................................................................................7
   6.5   MINIMUM EXERCISE.........................................................................................8

ARTICLE 7. METHOD OF EXERCISE.....................................................................................8

   7.1   EXERCISE.................................................................................................8
   7.2   PAYMENT..................................................................................................8
   7.3   FEDERAL WITHHOLDING TAX REQUIREMENTS.....................................................................8
   7.4   SHAREHOLDER RIGHTS.......................................................................................8

ARTICLE 8. ADJUSTMENT UPON CORPORATE CHANGES......................................................................8

   8.1   ADJUSTMENTS TO SHARES....................................................................................8
   8.2   SUBSTITUTION OF OPTIONS ON MERGER OR ACQUISITION.........................................................9
   8.3   EFFECT OF CERTAIN TRANSACTIONS...........................................................................9
   8.4   NO PREEMPTIVE RIGHTS.....................................................................................9
   8.5   FRACTIONAL SHARES........................................................................................9

ARTICLE 9. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES..................................................9

   9.1   GENERAL..................................................................................................9
   9.2   REPRESENTATIONS BY PARTICIPANTS.........................................................................10

ARTICLE 10. GENERAL PROVISIONS...................................................................................10

   10.1     EFFECT ON EMPLOYMENT.................................................................................10
   10.2     UNFUNDED PLAN........................................................................................10
   10.3     RULES OF CONSTRUCTION................................................................................11
   10.4     GOVERNING LAW........................................................................................11
   10.5     AMENDMENT............................................................................................11
   10.6     EFFECTIVE DATE OF PLAN...............................................................................11




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                            JANUARY 1999 WAMU SHARES


                                   DEFINITIONS

     1.1 Affiliate. A "parent corporation," as defined in Section 424(e) of the Code, or "subsidiary corporation," as defined in Section 424(f) of the Code, of the Company.

     1.2 Board. The board of directors of the Company.

     1.3 Company. Washington Mutual, Inc. and its successors.

     1.4 Code. The Internal Revenue Code of 1986, as amended.

     1.5 Committee. The Compensation and Stock Option Committee of the Board, or such other committee to which the Board has delegated the authority to administer the Plan.

     1.6 Date of Exercise. The date that the Option exercise price is received by the Company or the person which the Company has designated as its agent for administering the exercise of Options under the Plan.

     1.7 Disability. Eligibility for long-term disability benefits under a long-term disability program sponsored by the Company or, in the case of an Employee not eligible for such a program because of insufficient hours of Employment, a condition which the Committee or its designee determines is equivalent to a disability under such a program.

     1.8 Employee. An individual Employed by the Company or an Affiliate and paid on the payroll of the Company of an Affiliate, except that the term "Employee" shall not include any of the following officers: the Chairman of the Board, the President, the Chief Executive Officer, or any Executive Vice President, Senior Vice President or First Vice President of the Company or an affiliate.

     1.9 Employed. Performing services for compensation for the Company or an Affiliate as an Employee of the Company or an Affiliate.

     1.10 Employment. Performance of services for compensation for the Company or an Affiliate as an Employee of the Company or an Affiliate.

     1.11 Exchange Act. The Securities Exchange Act of 1934, as amended.

     1.12 Full-Time Employee. An Employee who regularly is scheduled to work at least 40 hours per week.

     1.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in the Plan. An Option includes only options which are not qualified as "incentive stock options" within the meaning of Section 422 of the Code.

     1.14 Part-Time Employee. An Employee other than a Full-Time Employee.

     1.15 Participant. An Employee of the Company or of an Affiliate who satisfies the requirements of Article 4 for an automatic grant.
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     1.16 Plan. January 1999 WAMU Shares program set forth herein.

     1.17 Stock. The common stock of the Company.


                                 PURPOSE OF PLAN

     The purpose of the Plan is to provide a performance incentive and to encourage stock ownership by employees of the Company and its Affiliates, and to align the interests of such individuals with those of the Company, its Affiliates and its shareholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the employ of the Company or of its Affiliates. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.


                                 ADMINISTRATION

     3.1 Administration of Plan. The Plan shall be administered by the Committee. The Committee shall have complete authority to (i) interpret all provisions of this Plan; (ii) determine in its sole discretion eligibility for participation in the Plan; (iii) adopt, amend, and rescind rules for Plan administration; and (iv) make all determinations it deems advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option. The Company shall bear all expenses of Plan administration.

     3.2 Discretionary Authority of Committee. Except to the extent provided otherwise, the Committee shall have full discretionary power, subject to, and within the limits of, the express provisions of the Plan:

     (a) To construe and interpret the Plan and Options granted hereunder, and to establish, amend, and revoke rules and regulations for administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any grant of an Option, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power the Committee may retain counsel at the expense of the Company. All decisions and determinations by the Committee in exercising this power shall be final and binding upon the Company and the Participants.

     (b) To accelerate the time at which an Option may be exercised.

     (c)  Notwithstanding  the maximum exercise period provided in Article 4 and
Section 6.3, the Committee may extend the exercise period of an Option if the Committee determines that a Participant will be unable to exercise such Option within its stated exercise period on account of an unforeseeable hardship.
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     (d) To  authorize  any  person to  execute  on behalf  of the  Company  any instrument required to effectuate the grant of an Option previously granted hereunder.

     (e) To interpret the Plan and make any determinations that are necessary or desirable in the administration of the Plan.

     (f) To determine, in its sole discretion, eligibility for participation in the Plan in a manner consistent with the purposes of the Plan.

     (g) To exercise such powers and to make all other determinations deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.


                          AUTOMATIC GRANTS TO EMPLOYEES

     4.1 Participation. Effective January 4, 1999, the following Employees shall receive a stock option grant described in Section 4.2:

     (a) Full-Time Employees. An Employee who is a Full-Time Employee as of January 4, 1999; or

     (b) Part-Time Employees. An Employee who is a Part-Time Employee as of January 4, 1999, and who worked at least one hour for the Company between January 1, 1998, and January 4, 1999, inclusive.

     4.2 Grant. Effective January 4, 1999, any Employee described in Section 4.1(a) shall be granted an Option to purchase 100 shares of Stock. Effective January 4, 1999, every Employee described in Section 4.1(b) shall be granted an Option to purchase 50 shares of Stock. However, if any Employee is on approved leave status as of January 4, 1999, the grant of the Option which otherwise would be made hereunder shall not be effective until the date such Employee returns to active Employment.

     4.3 Vesting of Options. Options granted under this Article 4 shall be vested and fully exercisable as of January 4, 2001, providing such Option has not expired prior to the time of exercise. In addition, Options shall be vested and fully exercisable upon termination of Employment because of Disability, death or retirement within the meaning of Sections 4.4(b), (c) and (d) respectively.

     4.4  Expiration  of  Options.  Options  granted to an  Employee  under this
Article 4 shall expire as of the earliest to occur of the following:

     (a) 5:30 p.m. (Pacific Daylight Time) on January 5, 2004; provided, however, that (i) if the Employee is on approved leave status as of January 5, 2004, then the Employee's Options shall expire at 5:30 p.m. (Pacific Daylight
Time) on the date on which the Employee returns to active Employment, and (ii) if the Employee's Employment terminates for one of the reasons set forth in
Section 4.4(b) or 4.4(c) below, then the Employee's Options shall expire at the end of the twelve-month period specified in Section 4.4(b) or 4.4(c), as appropriate;
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     (b) Twelve months after the  termination  of the  Employee's  Employment by reason of the Employee's Disability;

     (c) Twelve months after the termination of the Employee's Employment by reason of the death of the Employee;

     (d) Twelve months after the termination of the Employee's Employment by reason of the Employee's retirement from Employment with the Company or its Affiliates without reemployment by the Company or one of its Affiliates and after attaining age 65; or

     (e) Thirty days after the date of the termination of the Employee's Employment for any reason not described in Section 4.4(b), (c) or (d), regardless of whether the Employee returns to Employment subsequent to such termination.

     4.5 No Agreements. No agreements shall be issued with respect to options issued under this Article 4.

     4.6 Additional Grants. The Board may grant additional options by written authorization containing the date for determining the eligible employees, the exercise price, and the dates on which options vest and expire. All other terms of this Plan shall apply to grants under this Section 4.6.

                              STOCK SUBJECT TO PLAN

     5.1 Source of Shares. Upon the exercise of an Option, the Company shall deliver to the Participant authorized but unissued Stock.

     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options is 3,300,000 shares of stock, subject to increases and adjustments as provided in Article 8.

     5.3 Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, the unpurchased shares subject thereto shall be available for issuance under this Plan in connection with another Option.


                               EXERCISE OF OPTIONS

     6.1 Exercise Price. The exercise price of an Option shall be $32.875.

     6.2 Right to Exercise. An Option granted under this Plan shall be exercisable as set forth in Article 4.

     6.3 Maximum Exercise Period. Except as provided in Sections 3.2(c) and 4.4(a), no Option shall be exercisable after the expiration of five years from the date it was granted.

     6.4 Nontransferability. Any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution. Only the Participant to whom an Option is granted may exercise such Option, unless he is deceased. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.
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     6.5 Minimum  Exercise.  An Option may be exercised in whole or in part, but the number of shares as to which the Option is exercised must be a multiple of 25.


                               METHOD OF EXERCISE

     7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles 4, 6, 7, 8 and 9, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.

     7.2 Payment. Unless otherwise provided by the Plan or by rules or procedures adopted by the Committee, payment of the Option price shall be effected by payment in cash or by any other method approved by the Committee and communicated to Participants from time to time.

     7.3 Federal Withholding Tax Requirements. Upon exercise of an Option by a Participant who is an employee of the Company or an Affiliate, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company or its designee amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements.

     7.4 Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option prior to the Date of Exercise of such Option.


                        ADJUSTMENT UPON CORPORATE CHANGES

     8.1 Adjustments to Shares. The maximum number and kind of shares of stock with respect to which Options hereunder may be granted and which are the subject of outstanding Options shall be adjusted by way of increase or decrease as the Committee determines (in its sole discretion) to be appropriate, in the event that:

     (a) the Company or an Affiliate effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

     (b) the Company or an Affiliate engages in a transaction to which Section 424 of the Code applies; or

     (c) there occurs any other event which in the judgment of the Committee necessitates such action.

Provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits specified in Section 4.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes.
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     8.2  Substitution  of Options on Merger or  Acquisition.  The Committee may
grant  Options  in  substitution   for  stock  awards,   stock  options,   stock
appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which Section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Articles 4, 5 and 6.

     8.3 Effect of Certain Transactions. Upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Stock, any Option granted hereunder shall terminate, unless the Committee elects to convert all Options hereunder into options to purchase stock of an acquiring corporation. If the Committee so elects to convert the Options, the amount and price of such converted options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of stock of the acquiring corporation the holders of the Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization, and the vesting schedule set forth in the Plan shall continue to apply to the converted options. In addition, the Committee, in its sole discretion, may grant Participants the right, immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise their Options in whole or in part whether or not the vesting requirements otherwise specified in this Plan have been satisfied.

     8.4 No Preemptive Rights. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

     8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. The Company will return to the Participant any amount tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased.


                             COMPLIANCE WITH LAW AND
                          APPROVAL OF REGULATORY BODIES

     9.1 General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal and state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all national securities exchanges or self-regulatory organizations on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such
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compliance.  Any  certificate  issued to  evidence  shares of Stock for which an
Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

     9.2 Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.


                               GENERAL PROVISIONS

     10.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

     10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

     10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     10.4 Governing Law. The laws of the State of Washington shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

     10.5 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent.

     10.6 Effective Date of Plan. This Plan is effective as of January 4, 1999.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this the 22nd day of December, 1998, but to be effective on January 4, 1999.

                                         WASHINGTON MUTUAL, INC.



                                   By:   /s/ M. Lynn Ryder
                                   Its:  Senior Vice President


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